As filed with the Securities and Exchange Commission on March 21, 2016
Registration No. 333-147872

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
________________________________

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933
________________________________

SIERRA WIRELESS, INC.
(Exact Name of Registrant as Specified in its Charter)

Canada	94-3338019
(Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

13811 Wireless Way, Richmond
British Columbia, Canada V6V 3A4
(604) 231-1100
(Address of Registrant's Principal Executive Offices)

Sierra Wireless, Inc. Amended and Restated 1997 Stock Option Plan
(Full Title of Plan)

CT Corporation
111 Eighth Avenue
New York, New York 10011
(212) 894-8940
(Name, Address and Telephone Number of Agent for Service)
________________________________

Copy to:
Riccardo A. Leofanti, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
222 Bay Street, Suite 1750
Toronto, ON M5K 1J5
(416) 777-4700
________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer, ""accelerated filer" and "smaller reporting company" in Rule 12b−2 of the Exchange Act (Check one):

Large Accelerated Filer [X]	Accelerated Filer [ ]

Non-Accelerated Filer [ ]	Smaller Reporting Company [ ]

EXPLANATORY NOTE

Sierra Wireless, Inc. (the "Registrant") is filing this Post-Effective Amendment No. 1 to remove from registration 1,733,178 common shares (the "Shares"), under the Securities Act of 1933, as amended (the "1933 Act"), which were registered under the Registrant's Registration Statements on Form S-8, filed with the Commission on December 6, 2007 (File No. 333-147872).

The Shares were issuable under the Registrant's Sierra Wireless, Inc. Amended and Restated 1997 Stock Option Plan. The Registrant has registered the updated number of common shares issuable to U.S. Plan participants under the 1933 Act under a Registration Statement on Form S-8, filed with the Commission on March 21, 2016 (File No. 333-210315).  Accordingly, the Registrant is filing this Post-Effective Amendment No. 1 to remove the Shares from registration under the 1933 Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, on March 21, 2016.

SIERRA WIRELESS, INC.

By:	/s/ Jason W. Cohenour
	Name:	Jason W. Cohenour
	Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Jason W. Cohenour and David G. McLennan  as his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each action alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Jason W. Cohenour	Chief Executive Officer and Director (Principal Executive Officer)	March 21, 2016
Jason W. Cohenour

/s/David G. McLennan	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 21, 2016
David G. McLennan

/s/ Kent Thexton	Director	March 21, 2016
Kent Thexton

/s/ Charles E. Levine	Director	March 21, 2016
Charles E. Levine

/s/ Gregory D. Aasen	Director	March 21, 2016
Gregory D. Aasen

/s/ Robin Abrams	Director	March 21, 2016
Robin Abrams

/s/ Paul G. Cataford	Director	March 21, 2016
Paul G. Cataford

Signatures	Title	Date

/s/ Thomas Sieber	Director	March 21, 2016
Thomas Sieber

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned certifies that it is the duly authorized United States representative of the registrant and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed by the undersigned, thereunto duly authorized, in the City of Richmond, British Columbia, on March 21, 2016.

Sierra Wireless America, Inc. (Authorized Representative in the United States)

By:	/s/ David G. McLennan
	Name:	David G. McLennan
	Title:	Chief Financial Officer